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Exhibit 4.4

FORM OF
DISSOLUTION AGREEMENT

        THIS DISSOLUTION AGREEMENT (the "Agreement") is made as of            , 2004 by and among TNS, Inc., a Delaware corporation (the "Company"), TNS Holdings, L.L.C., a Delaware limited liability company ("Holdings LLC"), the members of Holdings LLC listed on Exhibit A hereto under the heading "Existing Members" (the "Existing Members") and the members of Dunluce Investors III, L.L.C., a Delaware limited liability company ("Dunluce") listed on Exhibit A hereto under the heading "Dunluce Members" (the "Dunluce Members" and together with the Existing Members, the "Members").

        WHEREAS, Holdings LLC and certain of the Members are parties to an Amended and Restated Limited Liability Company Agreement dated as of April 3, 2001 (the "LLC Agreement");

        WHEREAS, (i) GTCR Fund VII, L.P., a Delaware limited partnership ("GTCR VII"), GTCR Fund VII/A, L.P., a Delaware limited partnership ("GTCR VII/A"), GTCR Co-Invest, L.P., a Delaware limited partnership ("GTCR Co-Invest") and Heller Financial, Inc., a Delaware corporation ("Heller") originally purchased, or later acquired, Holdings LLC's Class B Preferred Units (the "Preferred Units") and its Common Units (the "Common Units", and together with the Preferred Units, the "Units"), pursuant to a Unit Purchase Agreement among GTCR VII, GTCR VII/A, GTCR Co-Invest, Heller and Holdings LLC dated as of April 3, 2001 (the "Unit Purchase Agreement"), (ii) GTCR Capital Partners, L.P., a Delaware limited partnership ("GTCR Capital" and together with GTCR VII, GTCR VII/A and GTCR Co-Invest, "GTCR") acquired Common Units and Preferred Units pursuant to a Warrant Agreement between Holdings LLC and GTCR Capital dated as of April 3, 2001 (the "Warrant Agreement"), (iii) Dunluce originally purchased Common Units and Preferred Units pursuant to a Co-Invest Purchase Agreement between Holdings LLC and Dunluce dated as of April 3, 2001 (the "Co-Invest Purchase Agreement") and (iv) certain executive employees of Holdings LLC or its subsidiaries (each, an "Executive" and collectively, the "Executives") purchased or acquired Common Units pursuant to senior management agreements with Holdings LLC or in accordance with Section 10 of the Amended and Restated Securityholders Agreement (as defined below);

        WHEREAS, the Company expects to offer its Common Stock, par value $.001 per share ("Common Stock"), for sale to the public in an initial public offering pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Initial Public Offering");

        WHEREAS, in order to facilitate the Initial Public Offering, the Company intends to conduct a reverse stock split of its Common Stock whereby each share of Common Stock shall be converted into [            ] shares of Common Stock;

        WHEREAS, in order to facilitate the Initial Public Offering, Holdings LLC desires to convert its Class A Cumulative Redeemable Preferred Stock, par value $.01 per share of the Company (the "Class A Preferred Stock"), into shares of Common Stock;

        WHEREAS, upon the closing of the Initial Public Offering or as soon as practicable thereafter, the Members intend to dissolve Holdings LLC;

        WHEREAS, Holdings LLC currently owns 134,845.633 shares of Class A Preferred Stock and 97,000,000 shares of Common Stock;

        WHEREAS, in connection with the dissolution of Holdings LLC, each Existing Member will receive shares of Common Stock in the amounts set forth on Schedule 1 hereto; and

        WHEREAS, upon the dissolution of Dunluce, which is expected to take place in April of 2004, each Dunluce Member will receive shares of Common Stock in the amounts set forth on Schedule 2 hereto, assuming no changes in their ownership of Dunluce from the date hereof through the date of Dunluce's dissolution.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
Conversion of Class A Preferred Stock into Common Stock

        1.01    Conversion.    Pursuant to Article Four, Part B, Section 3 of the Company's Restated Certificate of Incorporation, restated as of April 3, 2001 (the "Certificate"), Holdings LLC will convert all of the Class A Preferred Stock owned by it into shares of Common Stock effective upon the closing of the Initial Public Offering.

ARTICLE II
The Liquidation of Holdings LLC and Related Matters

        2.01    Dissolution of Holdings LLC and Distribution of its Assets.    Upon the closing of the Initial Public Offering, Holdings LLC shall, pursuant to the terms and conditions of the LLC Agreement and the Delaware Limited Liability Company Act, dissolve and distribute its assets, which will consist solely of the Common Stock acquired by it pursuant to the Stock Purchase Agreement between the Company and Holdings LLC dated as of April 3, 2001 (the "Stock Purchase Agreement") and the Common Stock issued and any cash in lieu of fractional shares paid upon conversion of the Class A Preferred Stock and any accrued but unpaid dividends thereon, to the Existing Members as set forth on Schedule 1 hereto.

        2.02    Certificates.    Subject to any applicable senior management agreements, each Existing Member shall be entitled to receive, upon the surrender according to the procedures set forth on Schedule 3 hereto of all certificates issued to such Existing Member theretofore representing Units, one or more certificates representing the Common Stock to which such Existing Member is entitled hereunder.

        2.03    Fractional Shares.    No fractional shares of Common Stock shall be issued to the Members. In lieu of any fractional shares to which a Member would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the price per share of Common Stock in the Initial Public Offering.

        2.04    Agreements of Members.    Each Member hereby agrees (i) that the distribution of the assets of Holdings LLC as set forth on Schedule 1 (the "Distribution") complies with the terms and conditions of the LLC Agreement and (ii) that following the Distribution, such Member shall cease to have any rights as a member of Holdings LLC with respect to the assets of Holdings LLC, the Company or their respective affiliates or subsidiaries, except the right to receive Common Stock as set forth on Schedule 1 hereto.

        2.05    Termination of Agreements.    The parties hereto agree the LLC Agreement, the Unit Purchase Agreement, the Co-Invest Purchase Agreement and the Warrant Agreement shall all be terminated as of the closing of the Initial Public Offering, and no party to any such agreement shall have any further rights or obligations under such agreements.

        2.06    Legend.    The certificates representing the Common Stock shall bear a legend in substantially the following form:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF                        , 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

ARTICLE III
Conditions Precedent

        3.01    The following are conditions precedent and shall be completed no later than concurrently with the transactions contemplated by this Agreement:

          (a)   The closing of the Initial Public Offering.

          (b)   The Certificate of Incorporation of the Company shall be amended and shall be in substantially the form of Exhibit B hereto.

          (c)   The Company and the Members shall have entered into an Amended and Restated Registration Rights Agreement in form and substance substantially similar to Exhibit C hereto, and such agreement shall be in full force and effect as of the date hereof.

          (d)   The Company, Holdings LLC and GTCR shall have entered into Amendment No. 1 to the Stock Purchase Agreement in form and substance substantially similar to Exhibit D hereto, and such agreement shall be in full force and effect as of the date hereof.

          (e)   John J. McDonnell, Jr., Brian Bates, Henry Graham, John J. McDonnell III, Matthew Mudd and Edward O'Brien shall each have entered into an amended and restated senior management agreement with the Company and Transaction Network Services, Inc., a Delaware corporation, in form and substance substantially similar to Exhibit E hereto, and each such agreement shall be in full force and effect as of the date hereof.

ARTICLE IV
Representations

        4.01    In connection with the acquisition and issuance of the Common Stock, each Member represents and warrants to the Company that:

          (a)   The Common Stock to be acquired by such Member pursuant to this Agreement will be acquired for such Member's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and the Common Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

          (b)   Such Member has had an opportunity to ask questions and receive answers concerning the terms and conditions of the distribution of Common Stock and has had full access to such other information concerning the Company as he has requested.

          (c)   This Agreement constitutes the legal, valid and binding obligation of such Member, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Member does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Member is a party or any judgment, order or decree to which such Member is subject.

ARTICLE V
Miscellaneous

        5.01    Amendment and Modification.    Prior to the dissolution of Holdings LLC, the provisions of this Agreement may be modified, amended or waived only with the prior written consent of the Company and the Members holdings a majority of the outstanding units of Holdings LLC. After the dissolution of Holdings LLC, the provisions of this Agreement may be modified, amended or waived only with the prior written consent of the Company and the Members holdings a majority of the Common Stock then held by the Members. Notwithstanding the foregoing, no such amendment, modification or supplement shall result in any disproportionate reduction or diminution in the aggregate value of the Common Stock to be received by any Member without the consent of such Member.

        5.02    Counterparts.    This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

        5.03    Governing Law.    The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders and of Holdings LLC and its Members. All other issues and questions concerning the construction, validity, interpretation, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

*  *  *  *  *

        IN WITNESS WHEREOF, the parties have executed this DISSOLUTION AGREEMENT as of the date first written above.

TNS HOLDINGS, L.L.C.
By:
Name:
Its:

TNS, INC.
By:

Name:

Its:

GTCR FUND VII, L.P.
By:	GTCR Partners VII, L.P.
Its:	General Partner
	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner
By:

Name:

	Its:	Senior Principal
GTCR FUND VII/A, L.P.
By:	GTCR Partners VII/A, L.P.
Its:	General Partner
	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner
By:

Name:

	Its:	Senior Principal

SIGNATURE PAGES TO DISSOLUTION AGREEMENT

GTCR CO-INVEST, L.P.
By:	GTCR Co-Invest, L.P.
Its:	General Partner
	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner
By:

Name:

	Its:	Senior Principal
GTCR CAPITAL PARTNERS, L.P.
By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner
	By:	GTCR Partners VI, L.P.
	Its:	General Partner
	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner
By:

Name:

	Its:	Senior Principal
DUNLUCE INVESTORS III, L.L.C.
By:

Name:	John J. McDonnell, Jr.
Its:	Managing Member
John J. McDonnell, Jr.
John J. McDonnell III
SIGNATURE PAGES TO DISSOLUTION AGREEMENT

Henry Graham
Brian Bates
Matthew Mudd
Edward O'Brien
Edward O'Brien
Peter Gorog
Larry Crompton
James Mullen
Paine Webber Retirement Account f/b/o James Mullen
Ray Low
Alan Stephenson-Brown
Tim Bell
Francis MacDonagh
Scott Zeigler
Mark Cole
SIGNATURE PAGES TO DISSOLUTION AGREEMENT

McDonnell & Associates, L.P.
Sheila McDonnell Bates
Kerry McDonnell Mudd
Kevin McDonnell
M. Jacqueline McDonnell
Michael Keegan
James McLaughlin
HELLER FINANCIAL, INC.
By:

Name:

Its:

SIGNATURE PAGES TO DISSOLUTION AGREEMENT

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  Exhibit 4.4
FORM OF DISSOLUTION AGREEMENT